Sub-Item 77B: Accountants Report on Internal Controls

Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholders of
 Goldman Sachs Trust II:
In planning and performing our audits of
 the financial statements of the
following funds of
 Goldman Sachs Trust II:
 Goldman Sachs Multi-Manager Alternatives Fund,
 Goldman Sachs Multi-Manager Global Equity Fund,
Goldman Sachs Multi-Manager Real Assets Strategy Fund,
Goldman Sachs Multi-Manager Non-Core Fixed Income Fund,
 Multi-Manager U.S. Dynamic Equity Fund
and Multi-Manager International Equity Fund
(collectively, referred to as the Funds) as of and for the periods ended October 31, 2015, in accordance with the standards of the
 Public Company Accounting Oversight Board
 (United States), we
considered the Funds internal control
over financial reporting, including
controls over safeguarding
securities, as a basis for designing
 our auditing procedures for the purpose
 of expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
 but not for the purpose of
expressing an opinion on the
effectiveness of the Funds
 internal control over financial reporting.
Accordingly, we do not express an opinion on the
 effectiveness of the Funds internal control over financial reporting.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is
a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
 (2) provide reasonable assurance that
transactions are recorded as
necessary to permit preparation of
 financial statements in accordance
 with generally accepted accounting
principles, and that receipts and
expenditures of the fund are being
 made only in accordance with
authorizations of management and
trustees of the fund; and
 (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or
disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations,
 internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods
 are subject to the risk
that controls may become inadequate
 because of changes in conditions,
or that the degree of compliance with
the policies or procedures may
deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely basis.
 A material weakness is a deficiency,
 or a combination of
deficiencies, in internal control
over financial reporting, such that
 there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal
 control over financial reporting was
 for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
 material weaknesses under standards
 established by the Public Company
Accounting Oversight Board (United States).
 However, we noted no deficiencies
in the Funds internal
control over financial reporting and
its operations, including controls
over safeguarding securities that we
consider to be material weaknesses
as defined above as of October 31, 2015.
This report is intended solely for the
information and use of the Board of Trustees,
 management and the
Securities and Exchange Commission and
is not intended to be and should not be
 used by anyone other than
these specified parties.
Boston, Massachusetts
December 28, 2015